Exhibit 99.1

ADMA Biologics Reports First Quarter 2015 Results

Provides Corporate Update and Anticipated Upcoming Milestones

RAMSEY, N.J., May 12, 2015 - ADMA Biologics, Inc. (Nasdaq: ADMA), a late-stage biopharmaceutical company that develops, manufactures, and intends to market specialty plasma-based biologics for the treatment and prevention of certain infectious diseases, announced its financial results for the first quarter ended March 31, 2015, in addition to providing a corporate update and anticipated milestones for 2015.

“ADMA continued to execute against expected milestones for the first quarter 2015,” stated Adam Grossman, President and CEO of ADMA Biologics.  “We announced positive primary and secondary endpoint data at two medical conferences generated from our Phase III trial for RI-002 in patients who suffer from Primary Immune Deficiency Diseases (PIDD).  Further, we completed a public offering of our common stock, which further strengthened our balance sheet.  The additional capital is being allocated primarily for our ongoing commercialization, marketing and regulatory activities in preparation for our anticipated Biologics License Application (BLA) filing with the U.S. Food and Drug Administration (FDA).”

First Quarter 2015 Accomplishments
•	Presented Positive Phase III Primary and Secondary Endpoint Data at the Clinical Immunology Society and at the American Academy of Allergy Asthma and Immunology Meetings
•	Completed Public Offering of Common Stock (Including Full Exercise of Over-Allotment Option)

2015 Anticipated Milestones
•	Submit BLA to FDA for RI-002 in Patients with PIDD
•	Continue Commercialization and Marketing Preparation for RI-002
•	Obtain FDA Approval of Second Plasma Center in Marietta, Georgia
•	Initiate New Specialty Plasma Collection Programs at ADMA BioCenters

Financial Results for the First Quarter Ended March 31, 2015
At March 31, 2015, the Company had cash, cash equivalents and short-term investments of $28.1 million, as compared to $21.9 million at December 31, 2014.

The consolidated net loss for the first quarter ended March 31, 2015 was $3.6 million, or $(0.37) per share, as compared to a consolidated net loss of $5.9 million, or ($0.64) per share for the first quarter ended March 31, 2014.  We had revenues of $1.5 million for the first quarter ended March 31, 2015 compared to $1.6 million for the first quarter ended March 31, 2014.  The decreased quarter-over-quarter net loss was primarily attributed to lower research and development expenses of $1.4 million during the first quarter ended March 31, 2015, compared to $4.3 million during the first quarter ended March 31, 2014, as a result of completing our fully enrolled Phase III clinical study during the fourth quarter 2014 and the completion of manufacturing of our clinical drug product supply during the first quarter of 2014.  The decreased net loss was offset by an increase of general and administrative costs, which were $1.3 million for the first quarter ended March 31, 2015 compared to $1.1 million during the first quarter ended March 31, 2014.  The increase in general and administrative costs is primarily attributed to ongoing commercialization and marketing activities, market research costs in addition to increased non-cash stock-based compensation costs.  The decrease in net loss was also offset by increased plasma center operating expenses primarily attributed to our second plasma collection center, which we opened during the fourth quarter of 2014 and have since subsequently been collecting plasma.  Other expense, net increased to $0.4 million for the first quarter ended March 31, 2015, compared to $0.2 million for the first quarter ended March 31, 2014.  The increase is related to higher interest expense as a result of having additional debt at the end of the first quarter March 31, 2015, as compared to the first quarter ended March 31, 2014.  Included in the net loss for the first quarter ended March 31, 2015 were non-cash stock based compensation expenses of $0.4 million and depreciation and amortization of $0.2 million.

About ADMA Biologics, Inc. ADMA is a late stage biopharmaceutical company that develops, manufactures, and intends to market specialty plasma-based biologics for the treatment and prevention of certain infectious diseases. ADMA's mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease or who may be immune-compromised for medical reasons. For more information, please visit the Company's website at www.admabiologics.com.

About ADMA's lead product candidate RI-002:  ADMA's lead product candidate, RI-002 is a specialty plasma-derived, polyclonal, Intravenous Immune Globulin, or IGIV, derived from human plasma containing naturally occurring polyclonal antibodies (e.g., Streptococcus pneumoniae, H. influenza type B, Cytomegalovirus (CMV), measles, tetanus, etc.) as well as standardized, high levels of antibodies to respiratory syncytial virus (RSV). ADMA is pursuing an indication for the use of this specialty IGIV product for treatment of patients diagnosed with primary immune deficiency diseases, or PIDD. Polyclonal antibodies are the primary active component of IGIV products. Polyclonal antibodies are proteins that are used by the body's immune system to neutralize microbes, such as bacteria and viruses. Data review indicates that the polyclonal antibodies that are present in RI-002 support the ability of this product to prevent infections in immune-compromised patients. ADMA’s analysis demonstrated that the Phase III trial has met the primary endpoint with no serious bacterial infections (SBI) reported. These results are below the requirement specified by FDA guidance of ≤ 1 SBI per patient-year.

Forward-Looking Statements
This press release contains "forward looking statements" pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "target," "anticipate," "plan," "planning," "expect," "believe," "will," "will likely," “is likely”, "should," "could," "would," "may" or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements concerning interpretations of final data, possible characteristics of RI-002, acceptability of RI-002 for any purpose by physicians patients or payers, timing and ability of a filing with the FDA of a BLA, likelihood and timing of FDA action with respect to any further filings by the Company, results of the clinical development, continuing demonstrations of safety, comparability of results of RI-002 to other comparably run IVIG trials, improvements in clinical outcomes, market data and incidence of infection, regulatory processes, potential clinical trial initiations, potential investigational new product applications, biologics license applications, expansion plans, the achievement of clinical and regulatory milestones, commercialization efforts of the Company's product candidate(s) and trends relating to demand for source plasma. Forward-looking statements are subject to many risks and uncertainties that could cause our actual results and the timing of certain events to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, risks as to whether final and secondary data will be accepted as encouraging, positive or will otherwise lead to an effective or approved product, whether we will be able to demonstrate efficacy or gain necessary approvals to market and commercialize any product, whether the FDA will accept our data, permit us to submit a BLA, grant a license, or approve RI-002 for marketing, whether we will meet any of our clinical or regulatory milestones, whether we will develop any new products or expand existing ones, whether we will receive FDA approval of our new facility, whether there may be changes in regional and worldwide supply and demand for source plasma, whether we will be able to attract sufficient donors and operate our new facility effectively or profitably, whether we can sell our plasma in the marketplace at prices that will lead to adequate amounts of revenue, whether we will be able to sustain the listing of our common stock on the NASDAQ Capital Market, whether we will meet any timing targets expressed by the Company, and other risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent to the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward looking statements or to announce revisions to any of the forward-looking statements.

CONTACT: Brian Lenz
Vice President and Chief Financial Officer |201-478-5552 | www.admabiologics.com

ADMA BIOLOGICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2015 and 2014

	Three Months Ended March 31,
	2015	2014

REVENUES:
Product revenue	$1,484,217	$1,541,670
License revenue	18,889	18,889
Total Revenues	1,503,106	1,560,559

OPERATING EXPENSES:
Cost of product revenue	909,629	977,030
Research and development	1,401,723	4,330,457
Plasma center	1,048,094	802,469
General and administrative	1,345,997	1,134,589

TOTAL OPERATING EXPENSES	4,705,443	7,244,545

LOSS FROM OPERATIONS	(3,202,337)	(5,683,986)

OTHER INCOME (EXPENSE):
Interest income	4,982	1,779
Interest expense	(476,040)	(226,885)
Change in fair value of stock warrants	67,860	5,220
TOTAL OTHER EXPENSE	(403,198)	(219,886)

NET LOSS	$(3,605,535)	$(5,903,872)

NET LOSS PER COMMON SHARE
Basic and Diluted	$(0.37)	$(0.64)

WEIGHTED AVERAGE SHARES
OUTSTANDING, Basic and Diluted	9,855,323	9,291,823

ADMA BIOLOGICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2015 (Unaudited)	*December 31, 2014
Assets
Cash, cash equivalents and short-term investments	$28,076,404	$21,851,705
Total Assets	$33,927,680	$27,227,497

Accumulated deficit	$(73,055,272)	$(69,449,737)
Total Stockholders’ Equity	$13,430,468	$6,008,650

*Condensed from audited financial statements